UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) August 31, 2005
PYRAMID BREWERIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.) No.)	(I.R.S. Employer Identification No.)
91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 206-682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 2, 2005, Jason Rees, the Controller and Chief Accounting Officer of Pyramid Breweries Inc. (“the Company”) was promoted to Vice President of Finance and Chief Accounting Officer effective September 17, 2005. Also on September 2, 2005, the Company and Jason Rees entered into a new compensation arrangement effective as of September 17, 2005 pursuant to the terms of an offer letter in connection with Mr. Rees’ promotion.
Pursuant to the terms of his offer letter, Mr. Rees will receive an annual base salary of $120,000. Subject to approval of the Company’s Compensation Committee, Mr. Rees will receive an option under the Company’s 2004 Equity Incentive Plan to purchase 60,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the date of grant. Mr. Rees will be entitled to participate in both the Company’s Officer Incentive Plan and 2005 Alternate Incentive Compensation Plan at the 15% Vice President allocation of the bonus pool for each plan. In addition, Mr. Rees will be entitled to earn a quarterly bonus for the third fiscal quarter pursuant to the terms of the 2005 Management Incentive Plan, which is a cash bonus program available to the Company’s non-executive officers, if Mr. Rees achieves individual performance objectives. Mr. Rees is eligible to participate in the Company’s health and welfare and other employee benefit plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements. In addition, Mr. Rees will receive a car allowance. If Mr. Rees’ employment is terminated without cause, then he will be entitled to receive a severance payment equal to three months’ salary and will be entitled to continue to participate in the Company’s medical plans for a three-month period following termination of employment.
A copy of the offer letter is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 31, 2005, James K. Hilger tendered his resignation from his position as the Vice President and Chief Financial Officer of the Company to be effective September 16, 2005. Mr. Hilger has accepted a position with a national health care company.
In connection with Mr. Hilger’s resignation, Jason Rees, who has served as the Company’s Controller and Chief Accounting Officer since 2002, was promoted to Vice President of Finance and Chief Accounting Officer effective September 17, 2005, and in connection therewith will also serve as the Company’s principal financial officer. Prior to 2002, Mr. Rees had served as the Company’s Assistant Controller since he joined the Company in 1998. Mr. Rees earned a BA from Gonzaga University.
Mr. Rees’ compensation arrangement is described in Item 1.01 of this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.26	Offer Letter from Pyramid Breweries Inc. to Jason Rees dated September 2, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID BREWERIES INC.

September 2, 2005

	By:	/s/ James K. Hilger
James K. Hilger
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.26	Offer Letter from Pyramid Breweries Inc. to Jason Rees dated September 2, 2005.